Fixed Income Investor Presentation November 2025

Safe Harbor Statement and Disclaimers Certain statements contained in this presentation constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seek,” “continue,” “could,” “would,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission (SEC) could have an adverse effect on our business, results of operations or financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected. Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, actions by the Board of Governors of the Federal Reserve System (FRB) that impact the level of market interest rates, local, state, national and international economic and market conditions, conditions in the housing and real estate markets in the regions in which Trustmark operates, conditions and changes, including volatility, in the credit and financial markets, changes in the level of nonperforming assets and charge-offs, an increase in unemployment levels, a slowdown in economic growth, changes in our ability to measure the fair value of assets in our portfolio, changes in the level and/or volatility of market interest rates, the impacts related to or resulting from bank failures and other economic and industry volatility, including potential increased regulatory requirements, the demand for the products and services we offer, potential unexpected adverse outcomes in pending litigation matters, our ability to attract and retain noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, pandemics or other health crises, acts of war or terrorism, potential market or regulatory effects of the current United States presidential administration’s policies, changes to the credit rating of U.S. Government securities and other risks described in our filings with the SEC. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise. This presentation is not an offer to sell securities and Trustmark Corporation (Trustmark) is not soliciting an offer to buy securities in any jurisdiction where such offer or sale is not permitted. Neither the SEC nor any state securities commission has approved or disapproved of the securities of Trustmark or passed upon the accuracy or adequacy of this presentation. Any representation to the contrary is a criminal offence. Except as otherwise indicated, this presentation speaks as of the date hereof. Trustmark has filed a shelf registration statement (including a base prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this presentation relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents Trustmark has filed with the SEC for more complete information about Trustmark and this offering. You may access these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, Trustmark, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the related preliminary prospectus supplement if you request it by contacting Keefe, Bruyette & Woods, A Stifel Company, toll-free at 1-800-966-1599 or by email at USCapitalMarkets@kbw.com, or Goldman Sachs & Co. LLC, toll-free at 1-866-471-2526 or by email at prospectus-ny@ny.email.gs.com. This presentation includes statistical and other industry and market data that we obtained from government reports and other third-party sources. Our internal data, estimates, and forecasts are based on information obtained from government reports, trade, and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions. Although we believe that this information (including the industry publications and third-party research, surveys, and studies) is accurate and reliable, we have not independently verified such information. In addition, estimates, forecasts, and assumptions are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. Finally, forward-looking information obtained from these sources is subject to the same qualifications and the additional uncertainties regarding the other forward-looking statements in this presentation. Numbers contained in this presentation for the quarter ended September 30, 2025 and for other quarterly periods are unaudited. Additionally, all figures presented as year-to-date and for periods that represent a full fiscal year ended December 31 represent unaudited results. As a result, subsequent information may cause a change in certain accounting estimates and other financial information, including Trustmark’s allowance for credit losses, fair values, and income taxes. This presentation includes financial information in its analysis of Trustmark’s performance that is not in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The reconciliations of these measures to their most directly comparable GAAP equivalents are provided in the Appendix to this presentation. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.2

3 Table of Contents Offering Summary 4 Company Overview 5-7 Q3 ’25 Results 8 Historical Growth 9-10 Capital Position 11-12 Net Interest Income 13 Deposit Portfolio 14 Loan Portfolio 15-19 Asset Quality 20-21 Liquidity Profile 22-23 Noninterest Income & Expense 24-25 Appendix 26-33

Company Overview Q3’25 Results Capital Position Net Interest Income Loan Portfolio Liquidity Profile Historical Growth Offering Summary Deposit Portfolio Asset Quality Noninterest Inc. & Exp. Offering Summary * An explanation of the significance of ratings may be obtained from the rating agency. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The rating of the subordinated notes should be evaluated independently from similar ratings of other securities. A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency. No report of any rating agency is incorporated by reference herein.Issuer: Trustmark Corporation Security Offered: Fixed-to-Floating Subordinated Notes due 2035 Offering Size: $125 Million Expected Security Rating: BBB- (Stable) S&P* / BBB- (Stable) Fitch Ratings* Format: SEC Registered Term: 10 Years Call: 5 Years Use of Proceeds: Repayment of TRMK’s existing 3.625% subordinated notes due 2035, together with cash in hand, if needed, and for general corporate purposes Joint Bookrunning Managers: Keefe Bruyette & Woods, A Stifel Company Goldman Sachs & Co. LLC

Company Overview Q3’25 Results Capital Position Net Interest Income Loan Portfolio Liquidity Profile Historical Growth Offering Summary Deposit Portfolio Asset Quality Noninterest Inc. & Exp. Today’s Presenters v Duane Dewey President, Chief Executive Officer Trustmark Corporation Trustmark Bank Mr. Dewey, with 40 years of banking experience, was named President and CEO in January 2021. Mr. Dewey joined Trustmark in 2003 as President of Wealth Management and assumed additional responsibilities for Commercial Real Estate, Institutional Banking, Corporate Banking, and Treasury Management. In 2019, Mr. Dewey was named Chief Operating Officer and, in 2020, became President and COO and joined the Board of Directors. Prior to joining Trustmark, Mr. Dewey served as Managing Director of Wealth Management at Provident Bank in Cincinnati, OH, and at Bank of America in Corporate Banking in Dallas, TX and in Private Banking in Washington, DC. Tom Owens Treasurer, Principal Financial Officer Trustmark Corporation Executive VP, Chief Financial Officer Trustmark Bank Mr. Owens was named Chief Financial Officer effective March 2021. Joined Trustmark in 2013, initially serving as Executive Vice President and Bank Treasurer. Prior experience includes over 25 years in financial leadership roles at other leading banking organizations, including KeyBank and Wachovia. Barry Harvey Executive VP, Chief Credit and Operations Officer Trustmark Bank Mr. Harvey serves as Executive Vice President and Chief Credit and Operations Officer at Trustmark, having joined the company in 1999. Directs all credit, IT, and operational activities and provides strategic guidance for the bank’s lending and deposit functions. Prior experience includes 38 years in the financial services industry with expertise in portfolio management and credit analysis. Tom Chambers Principal Accounting Officer Trustmark Corporation Executive VP, Chief Accounting Officer Trustmark Bank Mr. Chambers serves as Executive Vice President and Chief Accounting Officer for Trustmark Bank and serves as the Principal Accounting Officer for Trustmark Corporation, having joined the company in 2002. As Chief Accounting Officer, Mr. Chambers oversees Accounting, which includes Securities Exchange Commission and Regulatory external reporting, Corporate Taxes, Accounts Payable, and Strategic Sourcing. Mr. Chambers previously served as Director of Finance of Mississippi for BellSouth Mobility. Granville Tate, Jr. Secretary Trustmark Corporation Executive VP, Chief Administrative Officer, Secretary Trustmark Bank Mr. Tate, Jr. was named Chief Administrative Officer effective January 2021. Joined Trustmark in 2015, overseeing the Corporate Governance, Risk Management, Corporate Security, Facilities, Asset Review and Legal areas of the organization. Also serves as Secretary of Trustmark Corporation and Trustmark Bank. Prior experience includes over 30 years in private legal practice, with a focus on Banking, Corporate, and Finance Law. Joey Rein Assistant Secretary Trustmark Corporation Executive VP, Director of Corporate Strategy Trustmark Bank Mr. Rein serves as Director of Corporate Strategy, responsible for M&A, strategic planning, and investor relations, having joined the company in 1998. Also serves as Assistant Secretary of Trustmark Corporation and Trustmark Bank, managing corporate governance duties. Prior experience in Corporate Planning and Development at Deposit Guaranty Corp.

Company Overview Q3’25 Results Capital Position Net Interest Income Loan Portfolio Liquidity Profile Historical Growth Offering Summary Deposit Portfolio Asset Quality Noninterest Inc. & Exp. Trustmark Corporation Trustmark is a diversified financial services company headquartered in Jackson, MS, providing banking and financial solutions through offices in AL, FL, GA, MS, TN and TX Our vision is to be a premier financial services provider in our marketplace. Our mission is to achieve outstanding customer satisfaction by providing banking and wealth management solutions through superior sales and service, utilizing excellent people, teamwork, and diversity, while meeting our corporate financial goals. Who We Are Strategic Priorities to Enhance Shareholder Value Pursue efficiency opportunities through adoption of technology, redesign of workflows and workforce structure Focus on profitable growth to increase EPS, enhance scale, benefit from favorable demographic trends in growth markets, and increase penetration across lines of business Invest in technology solutions and data analytics to drive customer engagement, inform sales practices, and aid in the development and enhancement of product or service offerings Prioritize risk management throughout the organization by incorporating industry leading practices to comply with all applicable regulatory requirements Adopt a mindset that embraces growth, innovation and efficiency while maintaining core values and sound risk management practices Our Footprint LPO6

Our Company

Franchise Overview



TRMK (167)
LPO (1)
TN
Memphis
MS
Birmingham
Atlanta
Jackson
TX
GA
AL
LA
Houston
Tallahassee
FL

Company Highlights

Balance Sheet

$18.8B	$13.5B	$15.6B	$10.1B
Total Assets	Gross Loans HFI	Total Deposits	Wealth AUM[(1)]

Company Info

1889	#2	Outstanding
Year Founded	Mississippi Market Share[(2)]	CRA Rating[(3)]

Profitability

1.21%	12.84%	20%	1.84%
ROAA	ROATCE*	Fee Income / Total Revenue	Cost of Deposits

Capital & Asset Quality

9.6%	10.3%	11.9%	14.3%
TCE / TA*	Leverage Ratio	CET1 Ratio	TRBC Ratio
249%	**60%**	**0.13%**	**0.49%**
CRE / TRBC[(4)]	C&D / TRBC[(4)]	NCOs / Avg Loans	NPAs / Assets

Ratings

BBB	BBB
S&P Issuer Rating	Fitch Issuer Rating

* A reconciliation of this non-GAAP measure is set forth in appendix
Note: Unless otherwise stated, financial data as of or for the 3 months ended 9/30/25
Note: TRMK's Loan Production Office is responsible for the nationwide equipment finance business
(1) AUM as of 9/30/2025 per TRMK 10-Q filing
(2) Deposit market share data as of 6/30/25
(3) TRMK formally upgraded to "outstanding" status in February 2025
(4) Financial data per bank level regulatory filings; CRE ratio excludes owner-occupied CRE per regulatory definition

Offering Summary | Company Overview | Q3'25 Results | Historical Growth | Capital Position | Net Interest Income | Deposit Portfolio | Loan Portfolio | Asset Quality | Liquidity Profile | Noninterest Inc. & Exp.

Trustmark 7

Company Overview Q3’25 Results Capital Position Net Interest Income Loan Portfolio Liquidity Profile Historical Growth Offering Summary Deposit Portfolio Asset Quality Noninterest Inc. & Exp. Financial Highlights – Third Quarter 2025 Loans held for investment (HFI) increased $83.4 million, or 0.6%, linked-quarter, and a $448.0 million, or 3.4%, increase year-over-year Total deposits increased $515.1 million, or 3.4%, linked-quarter, and $390.0 million, or 2.6%, from the prior year; cost of total deposits increased 4 basis points to 1.84% At September 30, 2025 Total Assets $18.8 billion Loans (HFI) $13.5 billion Total Deposits $15.6 billion Banking Centers 167

Company Overview Q3’25 Results Capital Position Net Interest Income Loan Portfolio Liquidity Profile Historical Growth Offering Summary Deposit Portfolio Asset Quality Noninterest Inc. & Exp. Tangible Book Value Per Share* Enhanced Financial Positioning NIM—FTE Total Deposits Loans HFI ($ in billions) ($ in billions) * A reconciliation of this non-GAAP measure is set forth in appendix9 3.17% 3.32% 3.51% 3.80% 2022 2023 2024 9/30/2025 YTD $12.2 $13.0 $13.1 $13.5 2022 2023 2024 9/30/2025 YTD $18.98 $21.73 $26.68 $29.60 2022 2023 2024 9/30/2025 YTD $14.4 $15.6 $15.1 $15.6 2022 2023 2024 9/30/2025 YTD

Company Overview Q3’25 Results Capital Position Net Interest Income Loan Portfolio Liquidity Profile Historical Growth Offering Summary Deposit Portfolio Asset Quality Noninterest Inc. & Exp. $60,918 $153,290 $45,210 $166,261 $136,481 $159,220 $186,335 2022 2023 2024 9/30/2025 YTD Net Income from Continuing Operations (GAAP) (in thousands) Net Income from Adjusted Continuing Operations* (Non-GAAP) (in thousands) $0.99 $2.50 $0.74 $2.74 $2.22 $2.60 $3.04 2022 2023 2024 9/30/2025 YTD Diluted EPS from Continuing Operations (GAAP) (in thousands) Diluted EPS from Adjusted Continuing Operations* (Non-GAAP) 0.35% 0.82% 0.24% 1.21% 0.78% 0.86% 1.01% 2022 2023 2024 9/30/2025 YTD ROAA from Continuing Operations (GAAP) ROAA from Adjusted Continuing Operations* (Non-GAAP) Consistent Growth in Profitability Net Income Available to Shareholders Diluted EPS ROAA ROATCE* * A reconciliation of this non-GAAP measure is set forth in appendix Note: 2024 GAAP metrics include one-time losses related to securities repositioning completed in Q2 202410 4.86% 12.43% 3.04% 13.03% 10.78% 12.95% 12.71% 2022 2023 2024 9/30/2025 YTD ROATCE from Continuing Operations (GAAP) ROATCE from Adjusted Continuing Operations* (Non-GAAP)

Company Overview Q3’25 Results Capital Position Net Interest Income Loan Portfolio Liquidity Profile Historical Growth Offering Summary Deposit Portfolio Asset Quality Noninterest Inc. & Exp. 1 Current Capital Position Regulatory Capital as of September 30, 2025 Capital Highlights Common Equity Tier 1 $1,813 Trust Preferred $60 ACL $191 Subordinated Notes $124 Tier 1 $1,873 Tier 2 $315 $ in millions Subordinated Notes Approaching Call Phase: The $125.0 million subordinated notes remain outstanding. They will begin to phase out of Tier 2 capital on a 20% annual basis starting December 1, 2025. Legacy Tier 1 Capital: The company continues to utilize $60.0 million in trust preferred securities as Tier 1 capital under regulatory grandfathering provisions. 14.3% Total Capital Ratio 11.9% CET1 Ratio 12.3% Tier 1 Ratio 10.3% Leverage Ratio 9.6% TCE / TA* * A reconciliation of this non-GAAP measure is set forth in appendix11

Company Overview Q3’25 Results Capital Position Net Interest Income Loan Portfolio Liquidity Profile Historical Growth Offering Summary Deposit Portfolio Asset Quality Noninterest Inc. & Exp. 9.6% 9.3% TRMK Peer Median 11.6% 11.4% TRMK Peer Median 9.5% 8.9% TRMK Peer Median 11.9% 11.6% TRMK Peer Median Strong Capital Position Relative to Peers Source: S&P Global Market Intelligence * A reconciliation of this non-GAAP measure is set forth in appendix Note: Financial data as of 9/30/2025 Note: Peers include major-exchange traded banks headquartered in the Southeast with assets between $10bn and $50bn; Excludes merger targets and mutual holding companies Note: Assumes a tax rate of 21.0% for peer after-tax HTM losses; Assumes a tax rate of 25.0% for TRMK after-tax HTM losses Tangible Common Equity / Tangible Assets* Common Equity Tier 1 Ratio* Common Equity Tier 1, including AOCI & HTM* TCE/TA, including After-Tax HTM Losses* 12

Company Overview Q3’25 Results Capital Position Net Interest Income Loan Portfolio Liquidity Profile Historical Growth Offering Summary Deposit Portfolio Asset Quality Noninterest Inc. & Exp. $158 $158 $155 $161 $165 Q3-24 Q4-24 Q1-25 Q2-25 Q3-25 Net Interest Income – FTE ($ in millions) Net Interest Income Income Statement Highlights – Net Interest Income Net interest income (FTE) totaled $165.2 million in the third quarter, resulting in a net interest margin of 3.83%, up 2 basis points from the prior quarter Securities yield during Q3-25 was 3.50%, up 4 basis points linked-quarter and an increase of 6 basis points year-over-year 3.81%0.09%-0.03%-0.04%3.83%Q2-25 NIMQ3-25 NIM Asset Rate/Volume Liability Rate/Volume Net Interest Margin Yields and Costs(1) # of Days in Qtr 13 (1)Loan Yield includes LHFI & LHFS 3.69% 3.76% 3.75% 3.81% 3.83% 3.44% 3.41% 3.46% 3.46% 3.50% 2.94% 2.61% 2.43% 2.42% 2.44% Q3-24 Q4-24 Q1-25 Q2-25 Q3-25 Loan Yield NIM Securities Yield Cost of IBL 6.55% 6.32% 6.15% 6.19% 6.21%

Diverse, Low Cost & Core Deposit Base

Deposit Composition Over Time[1]



($ in billions)
Core Deposits[2] (%)
93.9%
93.8%
93.8%
93.3%
93.2%
Total Deposits ($bn)
$15.2
$15.1
$15.1
$15.1
$15.6
21.9%
21.1%
21.2%
22.4%
22.3%
27.5%
27.3%
27.9%
27.1%
27.6%
29.9%
31.2%
30.6%
29.8%
28.8%
20.6%
20.3%
20.4%
20.7%
21.2%
2024Q3
2024Q4
2025Q1
2025Q2
2025Q3
Demand/Non-Interest Bearing
NOW & Other Trans. Accounts
MMDA & Other Savings
Time

Granular Deposit Base

- Average deposit account size of **$34k**
- Top 20 commercial depositors represent **2.9%** of total deposits
- Average retail deposit size of **$22k**
- Top 20 retail depositors represent **1.7%** of total deposits
- Average commercial deposit size of **$78k**

Cost of Deposits Relative to Peers



2.49%
2.31%
2.15%
2.12%
2.15%
2.22%
1.98%
1.83%
1.80%
1.84%
2024Q3
2024Q4
2025Q1
2025Q2
2025Q3
TRMK
Peer Median[3]

Source: S&P Global Market Intelligence
Note: Financial data as of or for the respective period and 9/30/25, as applicable
(1) Percentages may not sum to 100% due to rounding
(2) Core deposits exclude jumbo time deposits (>$250k)
(3) Peers include major-exchange traded banks headquartered in the Southeast with assets between $10bn and $50bn; Excludes merger targets and mutual holding companies

Offering Summary | Company Overview | Q3'25 Results | Historical Growth | Capital Position | Net Interest Income | **Deposit Portfolio** | Loan Portfolio | Asset Quality | Liquidity Profile | Noninterest Inc. & Exp.

Trustmark

14

Company Overview Q3’25 Results Capital Position Net Interest Income Loan Portfolio Liquidity Profile Historical Growth Offering Summary Deposit Portfolio Asset Quality Noninterest Inc. & Exp. Prime, 9% Variable (<= 1-month), 42% Variable (> 1- month), 2% Hybrid ARMs, 9% Fixed, 39% Loans by Rate Index(1,2) Earning Asset Composition & Interest Rate Sensitivity Cash flow hedge portfolio structured to mitigate asset sensitivity driven by loan portfolio mix with 52% variable rate Active interest rate swap hedge notional at quarter end was $800 million with a weighted average received fix rate of 3.27% and active floor notional was $75 million with a SOFR rate of 3.58% Active cash flow hedge notional of $875 million has an effective weighted average maturity of 3.5 years including effect of forward settle notional of $565 million in interest rate swaps and $75 million in interest rate floors Book Balance: $13.8B Yield(3): 6.21% As of 09/30/25 15 (1)Loans include LHFI & LHFS (2)Totals may not foot due to rounding (3)Loan Yield includes LHFI & LHFS (4)$ Millions $829 $765 $676 $496 $266 $70 $46 $93 $113 $81 $16 3.21% 3.34% 3.46% 3.58% 3.59% 3.64% 3.00% 3.10% 3.20% 3.30% 3.40% 3.50% 3.60% 3.70% 3.80% 3.90% 4.00% $- $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 2025 2026 2027 2028 2029 2030 Hedge Notional (2)(4) Swap Notional (Annual Avg) Floor Notional (Annual Avg) Receive Fixed Rate (Annual Avg)

Loans Held for Investment (HFI) Portfolio

Focus on profitable, credit-disciplined loan growth continued

Loans HFI ($ in millions)[1]	9/30/2025	Change LQ	Change Y-o-Y
Loans secured by real estate:			
Const., land dev. and other land loans	$ 1,242	$ (113)	$ (346)
Secured by 1-4 family residential prop.	3,055	(2)	160
Secured by nonfarm, nonresidential prop.	3,300	(179)	(283)
Other real estate secured	2,056	137	580
Commercial and industrial loans	1,904	71	137
Consumer loans	151	2	2
State and other political subdivision loans	1,028	67	32
Other Loans & Leases	813	101	167
Total LHFI	**$ 13,548**	**$ 83**	**$ 448**

Loan Portfolio Composition 09/30/25[1]



Other RE, 15%
Nonfarm,Nonres, 24%
1-4 Residential, 23%
Construction, Land Dev, 9%
Other, 6%
State & Other Political Sub. , 8%
Consumer, 1%
C&I, 14%

Loans HFI by Quarter



$13,100
$13,090
$13,241
$13,465
$13,548
Dollar Change:
$(10)
$151
$224
$83
Q3-24
Q4-24
Q1-25
Q2-25
Q3-25

- Portfolio exhibits diversity by product type, geography, and industry
- Total loans to NDFIs of $292 million (2% of total loans):
  - $96 million to mortgage credit intermediaries
  - $93 million to business credit intermediaries[2]
  - $52 million to consumer credit intermediaries
  - $51 million to other non-depository financial institutions
- Minimal lending to private credit with total exposure of $137 million to six long term relationships, of which only $55 million is funded and outstanding (<0.5% of total loans)[3]

(1) Totals and percentages may not foot due to rounding
(2) This figure includes the referenced private credit in the last bullet below
(3) Defined as direct loans made to mid-market businesses typically by non-bank vehicles such as private debt and Business Development Companies.

Offering Summary | Company Overview | Q3'25 Results | Historical Growth | Capital Position | Net Interest Income | Deposit Portfolio | Loan Portfolio | Asset Quality | Liquidity Profile | Noninterest Inc. & Exp.

Trustmark

16

Commercial & Construction Loan Concentrations

CRE / TRBC Ratio (%)(1)


269%
281%
257%
249%
2022Y
2023Y
2024Y
2025Q3

C&D / TRBC Ratio (%)


105%
86%
71%
60%
2022Y
2023Y
2024Y
2025Q3

Note: Financial data per bank level regulatory filings
(1) Excludes non-owner occupied commercial real estate per regulatory definition

Offering Summary | Company Overview | Q3'25 Results | Historical Growth | Capital Position | Net Interest Income | Deposit Portfolio | Loan Portfolio | Asset Quality | Liquidity Profile | Noninterest Inc. & Exp.
Trustmark
17

Company Overview Q3’25 Results Capital Position Net Interest Income Loan Portfolio Liquidity Profile Historical Growth Offering Summary Deposit Portfolio Asset Quality Noninterest Inc. & Exp. Commercial Real Estate and Offices (CRE) Portfolio Detail CRE Portfolio Focused on vertical construction with limited exposure to unimproved land and development Well-diversified product and geographical mix CRE Portfolio(1)(2) ($ in millions) 09/30/25 % of CRE Portfolio Lots, Development and Unimproved Land $ 254 5% 1-4 Family Construction 310 6% Other Construction 678 13% Total Construction, Land Development and Other Land Loans $ 1,242 24% Retail 262 5% Offices 228 4% Hotels/Motels 252 5% Industrial 464 9% Senior Living 283 5% Other 446 9% Total Non-owner Occupied & REITs $ 1,935 37% Multi-Family(3) 1,987 38% Total CRE $ 5,164 100%

Company Overview Q3’25 Results Capital Position Net Interest Income Loan Portfolio Liquidity Profile Historical Growth Offering Summary Deposit Portfolio Asset Quality Noninterest Inc. & Exp. Commercial Loan Portfolio Detail (1)All information provided above reflects outstanding balances (2)Totals and percentages may not foot due to rounding Portfolio includes commercial, financial intermediaries, agriculture production, equipment finance, non-profits, and leases Credits originated by the Equipment Finance line of business comprise $652 million of the commercial portfolio Well-diversified portfolio with no single category exceeding 15% Commercial Portfolio (1)(2) ($ in millions) 09/30/25 % of Commercial Portfolio Manufacturing $ 417 15% Wholesale Trade 350 13% Real Estate & Rental & Leasing 348 13% Finance & Insurance 287 11% Construction 279 10% Transportation & Warehousing 169 6% Administrative & Support & Waste Mgmt & Remediation Services 129 5% Retail Trade 128 5% Professional, Scientific & Technical Services 117 4% Health Care & Social Assistance 105 4% Information 92 3% Other 278 10% Total $ 2,699 100%

Company Overview Q3’25 Results Capital Position Net Interest Income Loan Portfolio Liquidity Profile Historical Growth Offering Summary Deposit Portfolio Asset Quality Noninterest Inc. & Exp. Strong Consistent History of Credit Risk Management (Loans HFI) $ % Allowance /Non-accrual Loans 182% 139% 200% 193% 208% 197% NPA/ Total Loans+ OREO 0.55% 0.81% 0.65% 0.71% 0.66% 0.67% $68 $86 $107 $90 $95 $92 $573 $524 $647 $644 $162 $331 $ % YTD YTD YTD 20 $135 $223 $434 $452 $412 $415 $27 $108 $213 $192 $161 $109 -15.00 -13.00 -11.00 -9.00 -7.00 -5.00 -3.00 -1.00 1.00 3.00 5.00 50 150 250 350 450 550 650 750 850 2022 2023 2024 Q1-25 Q2-25 Q3-25 Criticized & Classified Loans ($ in millions and %) Classified Loans Special Mention Loans Classified/Total Loans Criticized/Total Loans 0.99% 1.08% 1.22% 1.26% 1.25% 1.22% 2022 2023 2024 Q1- 25 Q2-25 Q3-25 Axis Title Allowance for Credit Losses/Loans $66 $100 $80 $87 $81 $84 $2 $7 $6 $8 $9 $8 2022 2023 2024 Q1-25 Q2-25 Q3-25 Nonperforming Assets ($ in millions) Nonaccrual Loans Other Real Estate 0.01% 0.06% 0.19% 0.04% 0.08% 0.10% 2022 2023 2024 Q1-25 Q2-25 Q3-25 Net Charge-offs/Average Loans 1.31 2.52 4.87 4.80 4.19 3.80 1.10 1.70 3.26 3.37 3.01 3.01

Company Overview Q3’25 Results Capital Position Net Interest Income Loan Portfolio Liquidity Profile Historical Growth Offering Summary Deposit Portfolio Asset Quality Noninterest Inc. & Exp. 0.87% 1.01% 0.95% 0.56% 0.30% (0.02%) (0.03%) 0.15% 0.10% 0.11% 0.19% 0.06% 0.02% (0.04%) 0.01% 0.06% 0.19% 0.10% 1.41% 2.56% 2.56% 1.57% 1.10% 0.69% 0.49% 0.44% 0.47% 0.50% 0.48% 0.51% 0.50% 0.25% 0.27% 0.51% 0.68% 0.64% 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 YTD TRMK National Average Strong Historical Credit Culture (1) Performance is based upon credits underwritten and approved by Trustmark (2) Sourced from Federal Reserve Economic Data; Includes all Commercial Banks (3) Data as of 6/30/25 YTD per Federal Reserve Economic Data Net Charge-Offs / Average Loans (1) (2) (3) 21

Liquidity Profile

Loans Held for Investment / Deposits (%)



86.0%
86.6%
87.8%
89.1%
86.7%
2024Q3
2024Q4
2025Q1
2025Q2
2025Q3

Cash & AFS Securities / Total Assets (%)



13.8%
12.4%
12.7%
13.0%
13.5%
2024Q3
2024Q4
2025Q1
2025Q2
2025Q3

Calculation of Available Liquidity

(Dollars in millions)

Liquidity Available to TRMK	9/30/2025
On-Balance Sheet Liquidity	
FRBA Interest-Bearing Balance	$454
Unencumbered Securities[(1)]	1,329
Total Liquidity Available on BS	**$1,783**
Available Lines of Credit	
FHLB of Dallas Line[(2)]	$2,020
Discount Window Line[(2)]	1,235
Upstream Federal Funds Line	280
Total Borrowing Capacity	**$3,535**
Total Immediate Liquidity	**$5,318**

(1) Includes cash on deposit with the Federal Reserve Bank.
(2) In 2025, Trustmark reallocated a substantial portion of its external credit facilities from the Federal Home Loan Bank (FHLB) to the Federal Reserve under its Borrower-In-Custody (BIC) program. This collateral represents an estimated incremental borrowing capacity of approximately $6 billion.

Offering Summary | Company Overview | Q3'25 Results | Historical Growth | Capital Position | Net Interest Income | Deposit Portfolio | Loan Portfolio | Asset Quality | Liquidity Profile | Noninterest Inc. & Exp.

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Company Overview Q3’25 Results Capital Position Net Interest Income Loan Portfolio Liquidity Profile Historical Growth Offering Summary Deposit Portfolio Asset Quality Noninterest Inc. & Exp. Treasuries 2% Residential Pass- Through MBS 32% Other Residential MBS 8% Commercial MBS 58% Treasuries 11% U.S. Govt. Agency Obligation 4% Residential Pass- Through MBS 64% Commercial MBS 21% Investment Securities Portfolio (1) All commercial mortgage-backed securities issued or guaranteed by FNMA, FHLMC, or GNMA (2) Unrealized gains/losses shown on an after-tax basis; assumes a tax rate of 25.0% AFS Securities 59% of Portfolio $1.8B $1.3B HTM Securities 41% of Portfolio MRQ Securities Portfolio Composition Investment Portfolio Summary No corporate securities owned All securities owned are investment grade rated $345M Expected Cash Flow From Securities Over Next 12 Months 3.9 Years Effective Securities Portfolio Duration 4.4 Years Average Portfolio Life $22.0M Unrealized AT Gain on AFS Securities (2) $26.0M Unrealized AT Loss on HTM Securities (2) (1) (1) 23

Attractive Diversified Fee Income Business

Noninterest Income[(1)] ($ in millions)			Change			
		Q3-25	LQ		Y-o-Y	
Service Charges on Deposit Accounts	$	11.3	$	0.7	$	(0.0)
Bank Card and Other Fees		8.3		(0.4)		0.4
Mortgage Banking, net		8.2		(0.4)		2.1
Wealth Management		9.8		0.2		0.5
Other, net		2.4		0.1		(0.6)
Total Noninterest Income	**$**	**39.9**	**$**	**0.0**	**$**	**2.4**

Noninterest Income – Q3-25[(1)]



Other, net, 6%
Service Charges on Deposit Accounts, 28%
Bank Card and Other Fees, 21%
Mortgage Banking, net, 21%
Wealth Management, 25%

Noninterest Income[(1)]
($ in millions)



$38
$11
$8
$6
$9
$3
$41
$11
$9
$7
$9
$4
$43
$11
$8
$9
$10
$6
$39
$11
$9
$9
$10
$2
$40
$11
$8
$8
$10
$2
Q3-24(1)
Q4-24
Q1-25
Q2-25
Q3-25
Service Charges on Deposit Accounts
Bank Card and Other Fees
Mortgage Banking, net
Wealth Management
Other, net

- Noninterest income in the third quarter totaled $39.9 million, up $41 thousand linked-quarter and $2.4 million year-over-year.
- Mortgage banking, net totaled $8.2 million in the third quarter, a decrease of $420 thousand linked-quarter and an increase of $2.1 million year-over-year. The linked-quarter decrease was principally due to lower gain on sales of loans, net and increased net negative hedge ineffectiveness, which was partly offset by increased mortgage servicing income, net.
- Wealth Management revenue in the third quarter totaled $9.8 million, an increase of $160 thousand from the prior quarter and a $510 thousand increase from the previous year.

(1) Totals may not foot due to rounding

Offering Summary | Company Overview | Q3'25 Results | Historical Growth | Capital Position | Net Interest Income | Deposit Portfolio | Loan Portfolio | Asset Quality | Liquidity Profile | Noninterest Inc. & Exp.

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Income Statement Highlights – Noninterest Expense

- Noninterest expense in the third quarter increased $5.8 million, or 4.7%, linked-quarter and included approximately $2.3 million in nonroutine items
- Salaries and employee benefits in the third quarter totaled $71.5 million, an increase of $3.2 million, or 4.7%, linked-quarter principally due to annual salary merit increases effective July 1 and general performance incentives
- Services and fees totaled $28.8 million in the third quarter, an increase of $1.8 million, or 6.6%, linked-quarter and included approximately $900 thousand in nonroutine items including professional fees related to the conversion to a state bank charter and other corporate strategic initiatives.
- Other real estate expense, net increased $1.8 million, which reflects the establishment of a $1.4 million reserve for a single property

Noninterest Expense[1] ($ in millions)			Change			
		Q3-25		LQ		Y-o-Y
Salaries & Benefits	$	71.5	$	3.2	$	4.8
Services & Fees		28.8		1.8		3.1
Net Occupancy - Premises		7.8		0.3		0.4
Equipment Expense		6.4		0.2		0.3
Other Expense		16.5		0.4		(0.9)
Total Noninterest Expense	**$**	**130.9**	**$**	**5.8**	**$**	**7.7**



Noninterest Expense
($ in millions)(1)
$123
$124
$124
$125
$131
$67
$69
$68
$68
$72
$26
$27
$26
$27
$29
$7
$7
$7
$8
$8
$6
$6
$6
$6
$6
$17
$15
$16
$16
$16
Q3-24
Q4-24
Q1-25
Q2-25
Q3-25
Salaries and Benefits
Services & Fees
Net Occupancy - Premises
Equipment Expense
Other Expense

(1) Totals may not foot due to rounding

Offering Summary | Company Overview | Q3'25 Results | Historical Growth | Capital Position | Net Interest Income | Deposit Portfolio | Loan Portfolio | Asset Quality | Liquidity Profile | Noninterest Inc. & Exp.

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Appendix

Current Ratings Profile Rating disclaimer: A rating is not a recommendation to buy, sell or hold securities. Ratings may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating organization has its own methodology for assigning ratings and, accordingly, each rating should be evaluated independently of any other rating. S&P Global Ratings Fitch Ratings Trustmark Corporation Long-Term Issuer Rating BBB BBB Subordinated Debt BBB- BBB- Outlook Stable Stable

Historical Interest Coverage & Double Leverage Ratio

Double Leverage	2023Y	2024Y	2025Q1	2025Q2	2025Q3	
($ in thousands)						
Bank Level Equity	$1,768,536	$2,060,699	$2,112,860	$2,155,600	$2,189,910	
Consolidated Equity	1,661,847	1,962,327	2,021,227	2,070,789	2,114,268	
Double Leverage Ratio	**106.4%**	**105.0%**	**104.5%**	**104.1%**	**103.6%**	
Pro Forma Bank Level Equity[1]					**$2,189,910**	i
Pro Forma Consolidated Equity[1]					**$2,113,418**	ii
Pro Forma Double Leverage Ratio					**103.6%**	= i / ii

Interest Coverage	2023Y	2024Y	2025Q1	2025Q2	2025Q3	
($ in thousands)						
Interest Expense on Debt	$80,003	$46,528	$9,374	$10,495	$9,211	A
Interest Expense on Deposits	245,951	329,381	67,718	68,177	71,065	
Total Interest Expense	$325,954	$375,909	$77,092	$78,672	$80,276	B
Income From Adjusted Continuing Operations Before Taxes*	$188,940	$222,224	$65,334	$68,856	$69,754	C
Interest Coverage (excluding deposit expense)	**3.4x**	**5.8x**	**8.0x**	**7.6x**	**8.6x**	= (C + A) / A
Interest Coverage (including deposit expense)	**1.6x**	**1.6x**	**1.8x**	**1.9x**	**1.9x**	= (C + B) / B
Pro Forma Pre-Tax Income[2]					**$68,925**	D
Incremental Interest Expense from Subordinated Debt Raise[3]					$1,914	E
Incremental Interest Expense Benefit from Subordinated Debt Redemption[4]					1,133	F
Pro Forma Earnings Before Interest Expense on Debt					**$78,917**	= D + E - F + A
Pro Forma Earnings Before Interest Expense					**$149,982**	= D + E - F + B
Pro Forma Interest Coverage (excluding deposit expense)					**7.9x**	= (D + E - F + A) / (E - F + A)
Pro Forma Interest Coverage (including deposit expense)					**1.9x**	= (D + E - F + B) / (E - F + B)

* A reconciliation of this non-GAAP measure is set forth in appendix
(1) Assumes net proceeds from subordinated debt raise are used to repay outstanding subordinated notes.
(2) Pro forma earnings inclusive of adjustments to interest expense on subordinated debt, opportunity cost of cash, and the amortization of capitalized offering expenses.
(3) Assumes a $150 million subordinated debt issuance at a market coupon rate.
(4) Assumes repayment of $125 million aggregate principal amount of existing subordinated debt at 3.625% fixed rate coupon.

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Reconciliation of Non-GAAP Financial Measures

($ in thousands, except per share data)		Year Ended December 31, 2022	Year Ended December 31, 2023	Year Ended December 31, 2024	Quarter Ended 9/30/25	Nine Months Ended 9/30/25
Adjusted Continuing Operations						
Net Interest Income (GAAP)	a	$ 494,708	$ 552,878	$ 584,421	$ 162,441	$ 473,252
Provision for Credit Losses (GAAP)	b	22,892	24,581	41,255	1,685	11,655
PCL, LHFI sale of 1-4 family mortgage loans		-	-	(8,633)	-	
Provision for Credit Losses From Adjusted Continuing Operations (Non-GAAP)	c	22,892	24,581	32,622	1,685	11,655
Noninterest Income (Loss) (GAAP)	d	151,422	148,433	(23,419)	39,931	122,405
Mortgage Loan Sale Loss (incl in Other, Net)		-	-	4,798	-	-
Visa C Shares Gain (incl in Other, Net)		-	-	(8,056)	-	-
Securities (Gains) Losses, Net		-	-	182,792	-	-
Noninterest Income From Adjusted Continuing Operations (Non-GAAP)	e	151,422	148,433	156,115	39,931	122,405
Noninterest Expense (GAAP)	f	564,133	495,696	485,690	130,933	380,058
Litigation Settlement Expense		(100,750)	(6,500)	-	-	-
Reduction in Force Expense		-	(1,406)	-	-	-
Noninterest Expense From Adjusted Continuing Operations (Non-GAAP)	g	463,383	487,790	485,690	130,933	380,058
Income (Loss) From Continuing Operations Before Income Taxes (GAAP)	a-b+d-f	59,105	181,034	34,057	69,754	203,944
Income Taxes From Continuing Operations (GAAP)	h	(1,813)	27,744	(11,153)	12,967	37,683
Income (Loss) From Continuing Operations (GAAP)	i	60,918	153,290	45,210	56,787	166,261
Income From Adjusted Continuing Operations Before Income Taxes (Non-GAAP)	a-c+e-g	159,855	188,940	222,224	-	-
Income Taxes From Adjusted Continuing Operations (Non-GAAP)		23,374	29,720	35,889	-	-
Income From Adjusted Continuing Operations (Non-GAAP)		$ 136,481	$ 159,220	$ 186,335	$ -	$ -
Total Revenue (GAAP)	a+d	$ 646,130	$ 701,311	$ 561,002	$ 202,372	$ 595,657
Total Revenue (Non-GAAP)	a+e	646,130	701,311	740,536	202,372	595,657
Discontinued Operations						
Gain on Sale of FBBI	j	$ -	$ -	$ 228,272	$ -	$ -
FBBI Operating Results - Noninterest Income	k	53,722	58,525	28,255	-	-
Noninterest Income		53,722	58,525	256,527	-	-
FBBI Operating Results - Noninterest Expense	l	39,080	42,223	19,375	-	-
Income From Discontinued Operations (GAAP)	m	14,642	16,302	237,152	-	-
Income Taxes From Discontinued Operations (GAAP)	n	3,673	4,103	59,353	-	-
Income From Discontinued Operations (GAAP)	o	$ 10,969	$ 12,199	$ 177,799	$ -	$ -
Total Operating Results						
Net Interest Income (GAAP)	a	$ 494,708	$ 552,878	$ 584,421	$ 162,441	$ 473,252
Provision for Credit Losses (GAAP)	b	22,892	24,581	41,255	1,685	11,655
Noninterest Income (Loss) (GAAP)	d	151,422	148,433	(23,419)	39,931	122,405
Gain on Sale of FBBI	j	-	-	228,272	-	-
FBBI Operating Results - Noninterest Income	k	53,722	58,525	28,255	-	-
Noninterest Income Total Operating Results (Non-GAAP)	p	205,144	206,958	233,108	39,931	122,405
Noninterest Expense (GAAP)	f	564,133	495,696	485,690	130,933	380,058
FBBI Operating Results - Noninterest Expense	l	39,080	42,223	19,375	-	-
Noninterest Expense Total Operating Results (Non-GAAP)	q	603,213	537,919	505,065	130,933	380,058
Income From Total Operating Results (Non-GAAP)	a-b+p-q	73,747	197,336	271,209	69,754	203,944
Income Taxes From Total Operating Results (Non-GAAP)	h+n	1,860	31,847	48,200	12,967	37,683
Income From Total Results (GAAP)	i+o	$ 71,887	$ 165,489	$ 223,009	$ 56,787	$ 166,261
Diluted Per Share Data						
Diluted Earnings (Loss) per Share From Continuing Operations (GAAP)		$ 0.99	$ 2.50	$ 0.74	$ 0.94	$ 2.74
Diluted Earnings per Share From Discontinued Operations (GAAP)		0.18	0.20	2.90	-	-
Diluted Earnings per Share Total (GAAP)		1.17	2.70	3.63	0.94	2.74
Diluted Earnings per Share From Adjusted Continuing Operations (Non-GAAP)		2.22	2.60	3.04	n/a	n/a
Financial Ratios						
Return on Average Assets From Continuing Operations (GAAP)		0.35%	0.82%	0.24%	1.21%	1.21%
Return on Average Assets From Adjusted Continuing Operations (Non-GAAP)		0.78%	0.86%	1.01%	n/a	n/a
Return on Average Tangible Common Equity From Continuing Operations (GAAP)		4.86%	12.43%	3.04%	12.84%	13.03%
Return on Average Tangible Common Equity From Adjusted Continuing Operations (Non-GAAP)		10.78%	12.95%	12.71%	n/a	n/a

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Return on Average Tangible Common Equity Reconciliation of Non-GAAP Financial Measures (1)Calculation = ((Net Income From Adjusted Continuing Operations Adjusted For Intangible Amortization/Number of Days in Period)*Number Of Days in Year)/Total Average Tangible Common Equity. ($ in thousands)Quarter Nine Months Year Ended December 31,EndedEnded2022202320249/30/259/30/25Average Tangible Common Equity Average Total Shareholders’ Equity1,608,299$ 1,565,740$ 1,801,797$ 2,090,373$ 2,041,407$ Less: Average Goodwill334,605 334,605 334,605 334,605 334,605 Less: Average Identifiable Intangible Assets971 325 182 49 80 Total Average Tangible Common Equity1,272,723$ 1,230,810$ 1,467,010$ 1,755,719$ 1,706,722$ Net Income From Continuing Operations Adjusted For Intangible AmorizationNet Income From Adjusted Continuing Operations136,481$ 159,220$ 186,335$ 56,787$ 166,261$ Plus: Intangible Amortization Net of Tax740 217 81 24 72 Net Income From Adjusted Continuing Operations Adjusted For Intangible Amortization137,221$ 159,437$ 186,416$ 56,811$ 166,333$ ROATCE From Adjusted Continuing Operations(1)10.78%12.95%12.71%12.84%13.03%30

Reconciliation of Non-GAAP Financial Measures ($ in thousands except for per share figures) Year Ended, Quarter Ended, 12/31/22 12/31/23 12/31/24 3/31/25 6/30/25 9/30/25 Tangible Common Equity Stockholders’ Equity $1,492,268 $1,661,847 $1,962,327 $2,021,227 $2,070,789 $2,114,268 Less: Goodwill and Other Intangibles 335,131 334,841 334,731 334,700 334,668 334,637 Tangible Common Equity (Non-GAAP) $1,157,137 $1,327,006 $1,627,596 $1,686,527 $1,736,121 $1,779,631 Tangible Assets Total Assets (GAAP) $18,015,478 $18,722,189 $18,152,422 $18,296,203 $18,615,659 $18,801,510 Less: Goodwill and Other Intangibles 335,131 334,841 334,731 334,700 334,668 334,637 Tangible Assets (Non-GAAP) $17,680,347 $18,387,348 $17,817,691 $17,961,503 $18,280,991 $18,466,873 Common Shares Outstanding 60,977,686 61,071,173 61,008,023 60,718,411 60,401,684 60,126,376 Tangible Common Equity to Tangible Assets Ratio (Non-GAAP) 6.5% 7.2% 9.1% 9.4% 9.5% 9.6% Tangible Book Value per Share (Non-GAAP) $18.98 $21.73 $26.68 $27.78 $28.74 $29.60 Tangible Common Equity & Tangible Book Value Per Share31

Reconciliation of Non-GAAP Financial Measures (1) Assumes a tax rate of 25.0% ($ in thousands) Quarter Ended, 9/30/25 After-Tax Unrealized Gain / (Loss) on HTM Securities Fair Value of HTM Securities $1,233,736 Less: Carrying Value of HTM Securities 1,268,459 Pre-Tax Unrealized Gain / (Loss) on HTM Securities ($34,723) After-Tax Unrealized Gain / (Loss) on HTM Securities(1) ($26,042) Tangible Common Equity Including After-Tax HTM Losses Stockholders’ Equity $2,114,268 Less: Goodwill and Other Intangibles 334,637 Tangible Common Equity (Non-GAAP) $1,779,631 Plus: After-Tax Unrealized Gain / (Loss) on HTM Securities (26,042) Tangible Common Equity Including After-Tax HTM Losses (Non-GAAP) $1,753,589 Tangible Assets Including After-Tax HTM Losses Total Assets (GAAP) $18,801,510 Less: Goodwill and Other Intangibles 334,637 Tangible Assets (Non-GAAP) $18,466,873 Plus: After-Tax Unrealized Gain / (Loss) on HTM Securities (26,042) Tangible Assets Including After-Tax HTM Losses (Non-GAAP) $18,440,831 Tangible Common Equity to Tangible Assets Ratio Including After-Tax HTM Losses (Non-GAAP) 9.5% Tangible Common Equity & Tangible Assets Including Unrealized Losses on HTM Securities32

Reconciliation of Non-GAAP Financial Measures

Common Equity Tier 1 and Common Equity Tier 1 Including AOCI & After-Tax HTM Losses

($ in thousands)	Quarter Ended, 9/30/25	
After-Tax Unrealized Gain / (Loss) on HTM Securities		
Fair Value of HTM Securities	$1,233,736	
Less: Carrying Value of HTM Securities	1,268,459	
Pre-Tax Unrealized Gain / (Loss) on HTM Securities	**($34,723)**	
After-Tax Unrealized Gain / (Loss) on HTM Securities[1]	**($26,042)**	
Common Equity Tier 1 Capital (CET1)		
Shareholders' Equity	$2,114,268	
Less: Accumulated Other Comprehensive Income (Loss) (AOCI)	(19,380)	
Less: Goodwill Net of Associated Deferred Tax Liabilities	320,754	
Less: Other Adjustments and Deductions for CET1[2]	111	
Common Equity Tier 1 Capital (Non-GAAP)	**$1,812,783**	*A*
CET1 Including AOCI & After-Tax HTM Losses		
Plus: Accumulated Other Comprehensive Income (Loss) (AOCI)	(19,380)	
Plus: After-Tax Unrealized Gain / (Loss) on HTM Securities	(26,042)	
Less: Unrealized Gain (Loss) on Cash Flow Hedges included in AOCI	2,180	
CET1 Including AOCI & After-Tax HTM Losses (Non-GAAP)	**$1,765,181**	*B*
Risk Weighted Assets	$15,263,314	*C*
CET1 Capital Ratio	11.9%	*= A / C*
CET1 Capital Ratio Including AOCI & After-Tax HTM Losses (Non-GAAP)	11.6%	*= B / C*

(1) Assumes a tax rate of 25.0%
(2) Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAs), threshold deductions and transition adjustments, as applicable.

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33